EXHIBIT 99.1

VICON INDUSTRIES, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders Vicon Industries, Inc.

We have audited the accompanying consolidated balance sheets of Vicon Industries, Inc. as of September 30, 2017 and 2016 and the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vicon Industries, Inc. at September 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 13, the Company has incurred losses from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

Melville, New York
December 29, 2017

F-2

VICON INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30, 2017 and 2016

	2017	2016

Net sales	$26,651,631	$35,759,651
Cost of sales	16,499,372	22,402,117
Gross profit	10,152,259	13,357,534
Operating expenses:
Selling, general and administrative expense	11,135,545	13,656,969
Engineering and development expense	4,811,465	5,193,085
Goodwill and intangible asset writedowns	838,500	7,995,636
	16,785,510	26,845,690
Operating loss	(6,633,251)	(13,488,156)
Other income (expense):
Gain on sale of building	—	784,896
Interest expense	(379,767)	(71,332)
Interest income	1,438	608
Loss before income taxes	(7,011,580)	(12,773,984)
Income tax expense	—	—
Net loss	$(7,011,580)	(12,773,984)

Loss per share:
Basic	$(0.75)	$(1.37)
Diluted	$(0.75)	$(1.37)

See accompanying notes to consolidated financial statements.

F-3

VICON INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Years Ended September 30, 2017 and 2016

	2017	2016
Net loss	$(7,011,580)	$(12,773,984)
Other comprehensive income (loss): Unrealized gain (loss) on securities	$(424)	$173
Foreign currency translation adjustment	$373,225	$(251,718)
Other comprehensive income (loss)	$372,801	$(251,545)
Comprehensive loss	$(6,638,779)	$(13,025,529)

See accompanying notes to consolidated financial statements.

F-4

VICON INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2017 and 2016

	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$2,253,952	$1,954,422
Marketable securities	13,555	13,545
Accounts receivable
(less allowance of $946,000 in 2017 and $1,069,000 in 2016)	4,349,733	6,158,504
Inventories:
Parts, components and materials	783,553	1,432,135
Work-in-process	985,934	812,455
Finished products	4,780,514	4,745,660
	6,550,001	6,990,250
Prepaid expenses and other current assets	782,128	572,440
Total current assets	13,949,369	15,689,161

Property, plant and equipment:
Leasehold improvements	195,950	188,728
Machinery, equipment and vehicles	5,842,970	5,677,241
Property, plant and equipment	6,038,920	5,865,969
Less accumulated depreciation and amortization	5,637,222	5,345,786
Property, plant and equipment, net	401,698	520,183
Intangible assets, net	—	1,106,500
Other assets	1,116,583	761,865
TOTAL ASSETS	$15,467,650	$18,077,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	3,138,057	2,551,080
Accrued compensation and employee benefits	1,629,175	1,701,103
Accrued expenses	1,169,392	1,472,272
Unearned revenue	500,878	476,565
Total current liabilities	6,437,502	6,201,020

Revolving credit borrowings	4,950,000	1,750,000
Unearned revenue-non current	139,601	76,950
Other long-term liabilities	1,570,861	1,522,825
Total liabilities	13,097,964	9,550,795
Commitments and contingencies - Note 8
Shareholders’ equity:
Common stock, par value $.01 per share authorized - 25,000,000 shares issued - 10,044,827 shares	100,448	100,448
Capital in excess of par value	40,999,470	40,517,919
Accumulated deficit	(35,136,539)	(28,124,959)
Treasury stock at cost, 696,439 shares in 2017 and 2016	(3,437,643)	(3,437,643)
Accumulated other comprehensive loss	(156,050)	(528,851)
Total shareholders’ equity	2,369,686	8,526,914
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,467,650	$18,077,709

See accompanying notes to consolidated financial statements.

F-5

VICON INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended September 30, 2017 and 2016

						Accumulated
			Capital in			other	Total
		Common	excess of	Accumulated	Treasury	comprehensive	Shareholder’s
	Shares	Stock	par value	deficit	Stock	income/(loss	equity
September 30, 2015	10,010,995	$100,110	$40,972,205	$(15,350,975)	$(3,979,852)	$(277,306)	$21,464,182
Net loss	—	—	—	(12,773,984)	—	—	(12,773,984)
Foreign currency translation adjustment	—	—	—	—	—	(251,718)	(251,718)
Unrealized gain on marketable securities	—	—	—	—	—	173	173
Distribution of deferred compensation shares	22,050	220	(542,429)	—	542,209	—	—
Exercise of stock options	11,782	118	5,066	—	—	—	5,184
Stock-based compensation	—	—	81,593	—	—	—	81,593
Deferred compensation amortization	—	—	1,484	—	—	—	1,484
September 30, 2016	10,044,827	$100,448	$40,517,919	$(28,124,959)	$(3,437,643)	$(528,851)	$8,526,914
Net loss	—	—	—	(7,011,580)	—	—	(7,011,580)
Foreign currency translation adjustment	—	—	—	—	—	373,225	373,225
Unrealized loss on marketable securities	—	—	—	—	—	(424)	(424)
Issuance of warrants	—	—	438,000	—	—	—	438,000
Stock-based compensation	—	—	42,071	—	—	—	42,071
Deferred compensation amortization	—	—	1,480	—	—	—	1,480
September 30, 2017	10,044,827	$100,448	$40,999,470	$(35,136,539)	$(3,437,643)	$(156,050)	$2,369,686

See accompanying notes to consolidated financial statements.

F-6

VICON INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net loss	$(7,011,580)	$(12,773,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and intangible asset impairments	838,500	7,995,636
Gain on sale of building	-	(784,896)
Depreciation and amortization	626,332	850,697
Amortization of deferred compensation	1,480	1,484
Stock compensation expense	42,071	81,593
Change in assets and liabilities, net of acquisition:
Accounts receivable, net	1,820,642	4,312,092
Inventories	496,078	1,406,203
Prepaid expenses and other current assets	(202,892)	(96,348)
Other assets	(15,935)	(39,842)
Accounts payable	555,832	(2,983,822)
Accrued compensation and employee benefits	(74,723)	(1,188,773)
Accrued expenses	(304,136)	(156,448)
Unearned revenue	86,964	(380,402)
Other liabilities	46,382	26,003
Net cash used in operating activities	$(3,094,985)	$(3,730,807)

Cash flows from investing activities:
Proceeds from sale of building, net	-	1,512,320
Net increase in marketable securities	(434)	(325)
Capital expenditures	(138,443)	(199,859)
Net cash provided by (used in) investing activities	$(138,877)	$1,312,136

Cash flows from financing activities:
Revolving credit borrowings	3,200,000	1,750,000
Proceeds from exercise of stock options	-	5,184
Net cash provided by financing activities	$3,200,000	$1,755,184

Effect of exchange rate changes on cash	$333,392	$227,500

Net increase (decrease) in cash	$299,530	$(435,987)

Cash and cash equivalents at beginning of year	$1,954,422	$2,390,409
Cash and cash equivalents at end of year	$2,253,952	$1,954,422

Cash paid during the fiscal year for: Income taxes	$21,751	$20,425
Interest	$231,113	$71,497

Non-cash investing and financing activities:
Warrants issued	$438,000	$-

See accompanying notes to consolidated financial statements.

F-7

VICON INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2017 and 2016

NOTE 1. Summary of Significant Accounting Policies

Nature of Business

The Company designs, assembles and markets video management systems and system components for use in security, surveillance, safety and control purposes by end users. The Company markets its products worldwide primarily to installing dealers, systems integrators, government entities and distributors.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Vicon Industries, Inc. (the Company) and its wholly owned subsidiaries: IQinVision, Inc., Vicon Industries Limited and subsidiary (Vicon Deutschland GmbH) and TeleSite U.S.A., Inc. and subsidiary (Vicon Systems Ltd.), after elimination of intercompany accounts and transactions.

Revenue Recognition

Revenue is generally recognized when products are sold and title is passed to the customer. Advance service billings are deferred and recognized as revenues on a pro rata basis over the term of the service agreement. Pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605-25-05, the Company evaluates multiple-element revenue arrangements for separate units of accounting, and follows appropriate revenue recognition policies for each separate unit. Elements are considered separate units of accounting provided that (i) the delivered item has stand-alone value to the customer,

(i)	there is objective and reliable evidence of the fair value of the undelivered item, and (iii) if a general right of return exists relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially within the control of the Company. As applied to the Company, under arrangements involving the sale of product and the provision of services, product sales are recognized as revenue when the products are sold and title is passed to the customer, and service revenue is recognized as services are performed.

For products that include software and for separate licenses of the Company’s software products, the Company recognizes revenue in accordance with the provisions of FASB Accounting Standards Update (ASU) 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements” (ASU 2009-13). ASU 2009-13 provides revenue recognition guidance for establishing separate units of accounting in a multiple element arrangement and requires the allocation of arrangement consideration to each deliverable in the arrangement based on the fair value of the elements. The fair value for each deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price (“BESP”) if neither VSOE nor TPE is available. BESP must be determined in a manner that is consistent with that used to determine the price to sell the specific elements on a standalone basis.

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit and amounts invested in highly liquid money market funds.

Marketable Securities

At September 30, 2017, marketable securities consisted of mutual fund investments principally in federal, state and local government debt securities of $13,555. Such mutual fund investments are stated at market value based on quoted market prices (Level 1 inputs) and are classified as available-for-sale under ASC 320, with cumulative unrealized gains and losses reported in accumulated other comprehensive loss as a component of shareholders’ equity. The cost of such securities was $14,114 and $13,680 at September 30, 2017 and 2016, respectively, with $(559) and $(135) of cumulative unrealized losses, net of tax where applicable, included in the carrying amounts at September 30, 2017 and 2016, respectively.

F-8

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories are valued at the lower of cost (on a moving average basis which approximates a first-in, first-out method) or market. When it is determined that a product or product line will be sold below carrying cost, affected on hand inventories are written down to their estimated net realizable values.

Long-Lived and Intangible Assets

Long-lived assets include reported property, plant, and equipment and intangible assets. The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Property, plant, and equipment are recorded at cost and are being depreciated over periods ranging from 2 to 10 years. Intangible assets are being amortized over periods ranging from 7 to 15 years. Depreciation and amortization expense was $626,332 and $850,697 for the years ended September 30, 2017 and 2016.

Engineering and Development

Product engineering and development costs are charged to expense as incurred, and amounted to $4,811,465 and $5,193,085 in fiscal 2017 and 2016, respectively. The Company evaluates the establishment of technological feasibility of its software in accordance with ASC 985 (“Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”). The Company has determined that technological feasibility for its new products is reached shortly before products are released for field testing. Costs incurred after technological feasibility has been established have not been material and are expensed as incurred.

Earnings Per Share

Basic EPS is computed based on the weighted average number of common shares outstanding. Diluted EPS reflects the maximum dilution that would have resulted from the exercise of stock options, warrants and incremental shares issuable under a deferred compensation agreement (see Note 7). In periods when losses are incurred, the effects of these securities are antidilutive and, therefore, are excluded from the computation of diluted EPS.

Foreign Currency Translation

The Company translates the financial statements of its foreign subsidiaries by applying the current rate method under which assets and liabilities are translated at the exchange rate on the balance sheet date, while revenues, costs, and expenses are translated at the average exchange rate for the reporting period. The resulting cumulative translation adjustment of $(155,491) and $(528,716) at September 30, 2017 and 2016, respectively, is recorded as a component of shareholders’ equity in accumulated other comprehensive loss.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 (“Accounting for Income Taxes”), which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred U.S. income taxes are not provided on undistributed earnings of foreign subsidiaries as the Company presently intends to reinvest such earnings indefinitely, and any plan to repatriate any of such earnings in the future is not expected to result in a material incremental tax liability to the Company. The Company provides for a valuation allowance against its entire net deferred tax asset balance due to the uncertainty of future realization (see Note 3 for further discussion).

F-9

On December 22, 2017, new tax legislation came into effect. The provisions are generally effective for years beginning on or after January 1, 2018. The most impactful item to the Company in the new law is the change in tax rate from 34% to 21%. This will reduce the gross US deferred tax assets prior to existing full valuation allowance from an effective rate of 38% to an effective rate of 25.75%. The current provision and disclosures do not reflect the new tax legislation. Given the full valuation allowance, the change is not expected to have a significant impact on the financial statements.

The Company accrues liabilities for identified tax contingencies that result from positions that are being challenged or could be challenged by tax authorities. The Company believes that its accrual for tax liabilities is adequate for all open years, based on Management’s assessment of many factors, including its interpretations of the tax law and judgments about potential actions by tax authorities. However, it is possible that the ultimate resolution of any tax audit may be materially greater or lower than the amount accrued.

Product Warranties

The Company provides for the estimated cost of product warranties at the time revenue is recognized. While the Company engages in product quality programs and processes, including monitoring and evaluating the quality of its component suppliers, its warranty obligation is affected by product failure rates, material usage and service delivery costs incurred in correcting a product failure. Should actual product failure rates, material usage or service delivery costs differ from its estimates, revisions to the estimated warranty liability may be required.

Changes in the Company’s warranty liability (included in accrued expenses) for the fiscal years ended September 30, 2017 and 2016 were as follows:

	2017	2016
Balance at beginning of year	$681,000	$650,000
Provision for warranties	124,000	423,000
Expenses incurred	(374,000)	(392,000)
Balance at end of year	$431,000	$681,000

Fair Value of Financial Instruments

The majority of the Company’s non-financial assets and liabilities are not required to be carried at fair value on a recurring basis, but the Company is required on a non-recurring basis to use fair value measurements when analyzing asset impairment as it relates to long-lived assets. The carrying amounts for trade accounts, other receivables, accounts payable and revolving credit borrowings approximate fair value due to either the short-term maturity of these instruments or the fact that the interest rate of the revolving credit borrowings is based upon current market rates.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Accounting for Stock-Based Compensation

The Company follows ASC 718 (“Share-Based Payment”), which requires that all share based payments to employees, including stock options, stock appreciation rights (SARs) and common stock share awards, be recognized as compensation expense in the consolidated financial statements based on their fair values and over the requisite service period. For the years ended September 30, 2017 and 2016, the Company recorded non-cash compensation expense of $42,071 ($.00 per basic and diluted share) and $81,593 ($.01 per basic and diluted share), respectively, relating to stock-based compensation.

No options were granted during the fiscal year ended September 30, 2017. The fair value for options granted during the fiscal year ended September 30, 2016 was determined at the date of grant using a Black-Scholes valuation model and the straight-line attribution approach using the following weighted average assumptions:

2016
Risk-free interest rate	1.6%
Dividend yield	0.0%
Volatility factor	72.5%
Weighted average expected life	7.0 years

F-10

The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. Other than a one-time special dividend paid in connection with the IQinVision merger, the Company never declared or paid any cash dividends and does not currently expect to do so in the future. Expected volatility is based on the annualized daily historical volatility of the Company’s stock over a representative period. The weighted-average expected life represents the period over which stock-based awards are expected to be outstanding and was determined based on a number of factors, including historical weighted average and projected holding periods for the remaining unexercised shares, the contractual terms of the Company’s stock-based awards, vesting schedules and expectations of future employee behavior.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options and SARs have characteristics significantly different from traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and SARs.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, provisions for doubtful accounts receivable, net realizable value of inventory, warranty obligations, income tax accruals, deferred tax valuation and assessments of the recoverability of the Company’s long-lived assets. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

NOTE 2. Goodwill and Intangible Assets

The Company recognized goodwill in connection with its August 29, 2014 IQinVision business combination. The Company conducted an impairment test at March 31, 2016 using the income approach and determined that its goodwill carrying value was fully impaired. As a result, the Company recorded an impairment charge of $6.0 million in the quarter ended March 31, 2016. This noncash charge was principally based upon an updated assessment of the Company’s continuing depressed market valuation and operating losses. In addition, the Company determined that its technology asset was fully impaired due to the redesign of its acquired camera line and, as a result, recorded an impairment charge of $2.0 million at September 30, 2016. The Company also determined that its tradenames and customer relationships assets were fully impaired due to declining revenues from the acquired customers and, as a result, recorded an impairment charge of $838,500 at September 30, 2017.

The components and estimated useful lives of intangible assets as of September 30, 2017 and 2016 are stated below.

	September 30, 2017		September 30, 2017
	Gross	Accumulated	Gross	Accumulated	Estimated
	Amount	Amortization	Amount	Amortization	Useful Life
Definite-lived intangibles:
Customer relationships	-	-	910,000	371,833	7 years
Tradenames	-	-	660,000	91,667	15 years
	$-	$-	$1,570,000	$463,500

F-11

The activity in the goodwill balance consists of the following:

Balance at October 1, 2015	$6,016,469
Goodwill Impairment	(6,016,469)
Balance at September 30, 2016	-
Changes in Goodwill	-
Balance at September 30, 2017	$-

Amortization expense related to intangible assets for the year ended September 30, 2017 and 2016 was $268,000 and $517,000, respectively.

NOTE 3. Income Taxes

No income tax benefit was recognized on losses reported for the years presented due to uncertainty of realization. In fiscal 2011, the Company provided a valuation allowance against its deferred tax assets due to the uncertainty of future realization and, thus, no tax benefit has been recognized on subsequent reported pretax losses.

A reconciliation of the U.S. statutory tax rate to the Company’s effective tax rate follows:

	2017		2016
	Amount	Percent	Amount	Percent
U.S. statutory tax	$(2,384,000)	(34.0)%	$(4,343,000)	(34.0)%
Increase in valuation allowance	2,280,000	32.5	2,318,000	18.1
Goodwill write-down	—	—	2,046,000	16.0
Foreign tax rate differences	238,000	3.4	—	—
Permanent differences	18,000	0.3	45,000	0.4
State tax, net of federal benefit	(126,000)	(1.8)	(119,000)	(0.9)
Other, net	(26,000)	(0.4)	53,000	0.4
Effective tax rate	$—	—%	$—	—%

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at September 30, 2017 and 2016 are presented below:

	2017	2016
Deferred tax assets:
Inventories	$1,543,000	$1,558,000
Accrued compensation	539,000	528,000
Warranty accrual	150,000	244,000
Depreciation	100,000	98,000
Allowance for doubtful accounts receivable	320,000	337,000
Unearned revenue	237,000	205,000
U.S. net operating loss carryforwards	8,794,000	7,223,000
Foreign net operating loss carryforwards	1,916,000	1,575,000
Tax credits	989,000	989,000
Other	1,181,000	724,000
Gross deferred tax assets	15,769,000	13,481,000
Deferred tax liabilities:
Other	64,000	56,000
Gross deferred tax liabilities	64,000	56,000
Total deferred tax assets and liabilities	15,705,000	13,425,000
Less valuation allowance	(15,705,000)	(13,425,000)
Net deferred tax assets and liabilities	$—	$—

F-12

Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets represent items to be used as a tax deduction or credit in future tax returns for which a tax benefit has been recorded in the income statement. As of September 30, 2017, there were no undistributed earnings of foreign subsidiaries.

The Company provides for a valuation allowance against its deferred tax assets due to the uncertainty of future realization. The full valuation allowance is determined to be appropriate due to the Company’s operating losses since fiscal year 2010 and the inherent uncertainties of predicting future operating results in periods over which such net tax differences become deductible.

Pretax domestic loss amounted to approximately $(5,309,000) and ($12,441,000) in fiscal years 2017 and 2016, respectively. Pretax foreign loss amounted to approximately ($1,703,000) and ($333,000) in fiscal years 2017 and 2016, respectively. The Company has U.S. and foreign net operating loss carryforwards (NOLs) of approximately $23.8 million and $8.7 million, respectively, available to offset future taxable income. Such NOLs can be carried forward over periods through September 30, 2037 in the U.S. and indefinitely in foreign jurisdictions. On August 29, 2014, the Company merged with IQinVision, Inc. In connection with this merger, the Company’s ability to utilize pre-merger net operating losses and tax credit carryforwards in the future is subject to certain limitations pursuant to Section 382 of the Internal Revenue Code. The annual limitation on utilization of the Company’s U.S. net operating loss carryforwards is presently estimated at $500,000.

Subsequent to year end, on November 7, 2017 the Company completed a rights offering that could further limit its ability to utilize prior net operating losses and tax credit carryforwards in the future pursuant to Section 382 of the Internal Revenue Code. This will not materially impact the balance sheet or statement of operations as all deferred tax assets have a full valuation allowance.

The Company follows the provisions of ASC 740 as it relates to uncertain tax positions. Unrecognized tax benefits activity for the years ended September 30, 2017 and 2016 is summarized below:

	2017	2016
Beginning balance	$45,000	$45,000
Additions (reductions) based on tax positions related to prior years	-	-
Additions (reductions) based on tax positions related to the current year	-	-
Ending balance	$45,000	$45,000

The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. At September 30, 2017 and 2016, there was no accrued net interest and penalties related to tax positions taken or to be taken on the Company’s tax returns and recorded as part of the reserves for uncertain tax positions. The Company files U.S. Federal and State income tax returns and foreign tax returns in the United Kingdom, Germany and Israel. The Company is generally no longer subject to tax examinations for fiscal years prior to 2014 in the U.S. and 2011 in the U.K., Germany and Israel.

NOTE 4. Accumulated Other Comprehensive Loss

The accumulated other comprehensive loss balances at September 30, 2017 and 2016 consisted of the following:

	2017	2016
Foreign currency translation adjustment	$(155,491)	$(528,716)
Unrealized loss on marketable securities	(559)	(135)
Accumulated other comprehensive loss	$(156,050)	$(528,851)

NOTE 5. Segment and Geographic Information

The Company operates in one business segment which encompasses the design, assembly and marketing of video management systems and system components for the electronic protection segment of the security industry. Its U.S. based operations consist of Vicon Industries, Inc., the Company’s corporate headquarters and principal operating entity. Its Europe-based operation consists of Vicon Industries Limited, which markets and distributes the Company’s products principally within Europe and the Middle East.

F-13

Net sales and long-lived assets related to operations in the United States and other foreign countries for the fiscal years ended September 30, 2017 and 2016 are as follows:

	2017	2016
Net sales
U.S.	$21,698,526	$27,534,522
Foreign	4,953,105	8,225,129
Total	$26,651,631	$35,759,651
Long-lived assets
U.S.	$271,258	$1,466,822
Foreign	130,440	159,861
Total	$401,698	$1,626,683

U.S. sales include $3,333,429 and $4,062,421 for export in fiscal years 2017 and 2016, respectively. Foreign sales principally represent sales from the Company’s Europe based subsidiaries.

NOTE 6. Long-Term Equity Incentive Plans

The Company maintains stock incentive plans that provide for the grant of incentive and non-qualified options, stock appreciation rights (“SARs”) and common stock awards covering a total of 808,333 shares of common stock reserved for issuance to key employees, including officers and directors, as of September 30, 2017. All options and SARs are issued at fair market value at the grant date and are exercisable in varying installments according to the plans. SARs provide the holder the right to receive, upon exercise, the excess of the exercise date fair market value over the grant date fair market value of a share of the Company’s common stock in the form of equivalent shares of common stock at market value, cash or a combination of both. The plans allow for the payment of option exercises through the surrender of previously owned mature shares based on the fair market value of such shares at the date of surrender. Such surrendering of mature shares by holders results in an increase to treasury stock based on the stock price on date of surrender. There were 195,668 options and SARs available for grant under these plans at September 30, 2017.

Changes in outstanding stock options for the two years ended September 30, 2017 are as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Options	Price	(in years)	Value
Outstanding at September 30, 2015	539,768	$3.36
Options granted	40,000	$1.33
Options exercised	(11,782)	$0.44
Options forfeited	(31,756)	$2.83
Outstanding at September 30, 2016	536,230	$3.31
Options granted	-	-
Options exercised	-	-
Options forfeited	(80,497)	$2.86
Outstanding at September 30, 2017	455,733	$3.39	3.6	$-
Exercisable at September 30, 2017	393,683	$3.68	2.9	$-

The weighted-average grant date fair value of options granted during the year ended September 30, 2016 was $0.88. As of September 30, 2017, there was $36,458 of total unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted-average period of 0.9 years.

F-14

Changes in outstanding SARs for the two years ended September 30, 2017 are as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Base	Term	Intrinsic
	SARs	Price	(in years)	Value
Outstanding at September 30, 2015	100,994	$3.05
SARs granted	-	-
SARs exercised	-	-
SARs forfeited	(20,198)	$2.93
Outstanding at September 30, 2016	80,796	$3.08
SARs granted	-	-
SARs exercised	-	-
SARs forfeited	-	-
Outstanding at September 30, 2017	80,796	$3.08	0.3	$-
Exercisable at September 30, 2017	80,796	$3.08	0.3	$-

As of September 30, 2017, there was no unrecognized compensation cost related to nonvested SARs.

NOTE 7. Loss Per Share

The following table provides the components of the basic and diluted loss per share (EPS) computations:

	2017	2016
Basic EPS Computation
Net loss	$(7,011,580)	$(12,773,984)
Weighted average shares outstanding	9,348,388	9,341,030
Basic loss per share	$(.75)	$(1.37)

Diluted EPS Computation
Net loss	$(7,011,580)	12,773,984)
Weighted average shares outstanding	9,348,388	9,341,030
Stock options	—	—
Stock compensation arrangements	—	—
Diluted shares outstanding	9,348,388	9,341,030
Diluted loss per share	$(.75)	$(1.37)

For fiscal years 2017 and 2016, all outstanding stock options, warrants and shares issuable under stock compensation arrangements totaling 2,043,090 and 623,587 shares, respectively, have been omitted from the calculation of diluted EPS as their effect would have been antidilutive. The actual effect of these stock options and shares, if any, on the diluted earnings per share calculation will vary significantly depending on fluctuations in the market price of the Company’s stock.

NOTE 8. Commitments and Contingencies

The Company leases vehicles and occupies certain facilities under operating leases that expire at various dates through 2021. The leases, which cover periods from three to eight years, generally provide for renewal options at specified rental amounts. The aggregate operating lease commitment at September 30, 2017 was $1,845,000 with minimum rentals for the fiscal years shown as follows: 2018 - $774,000; 2019 - $726,000; 2020 - $274,000; and 2021 - $71,000. Rent expense for fiscal 2017 and 2016 was approximately $696,114 and $690,020, respectively.

F-15

The Company is a party to employment agreements with certain of its officers that provide for, among other things, the payment of compensation if there is a change in control without Board of Director approval (as defined in the agreements). The contingent liability under such change in control provisions at September 30, 2017 would have been approximately $1.7 million. Certain of the Company’s employment agreements with its officers provide for a severance/retirement benefit upon certain occurrences or at a specified date of retirement, absent a change in control, aggregating $1.0 million at September 30, 2017. The Company is amortizing such obligation to expense on the straight-line method through the specified dates of retirement. Such expense amounted to approximately $38,000 and $38,000 in fiscal 2017 and 2016, respectively.

The Company has an agreement with an officer to provide a deferred compensation benefit in the form of 6,561 shares of common stock. Such shares vest upon retirement or earlier under certain occurrences including death, involuntary termination or a change in control of the Company. The market value of such shares approximated $20,000 at the date of grant, which is being amortized on the straight-line method through the specified date of retirement.

NOTE 9. Operating Facilities Sale

In January 2016, the Company sold its United Kingdom based operating facility at a gross sales price of $1.5 million. A gain of approximately $785,000 was recognized on the sale in the March 31, 2016 quarter after factoring in selling and transaction costs.

NOTE 10. Credit Agreement

On March 4, 2016, the Company entered into a Credit Agreement (the “Agreement”) with NIL Funding Corporation to provide a $3 million revolving line of credit for working capital purposes, which was subsequently amended and restated on two occasions as described below. The Agreement provides for a borrowing formula based upon eligible accounts receivable and is secured by a first priority security interest in substantially all of the Company’s assets. Borrowings under the Agreement bore interest at a rate of 6.75% per annum. The Agreement also provides for an unused commitment fee equal to .5% per annum. The Agreement includes provisions that are customarily found in similar financing agreements. NIL Funding Corporation is an affiliate of The InterTech Group, whose Executive Vice President and Chief Operating Officer, Julian A. Tiedemann, serves as the Chairman of the Company’s Board of Directors.

On August 18, 2016, the Company entered into an Amended and Restated Credit Agreement (the “Amended Agreement”) with NIL Funding Corporation which increased the $3 million revolving line of credit to $6 million. Under the Amended Agreement, the facility was to mature on October 2, 2018 and consisted of two credit lines of $4 million and $2 million which bore interest at rates of 6.95% per annum and 8.25% per annum, respectively. The $4 million line of credit was subject to a borrowing formula based upon eligible accounts receivable. The Amended Agreement also provided for an initial commitment fee of $60,000, which was paid at closing, as well as an unused commitment fee equal to .5% per annum. The Amended Agreement includes a financial covenant that requires the Company to maintain a specified minimum tangible net worth, as defined, and is otherwise substantially similar to the original Agreement with NIL Funding Corporation.

On April 20, 2017, the Company entered into a Second Amended and Restated Credit Agreement (the “Second Amended Agreement”) with NIL Funding Corporation, under which only $2 million of the $6 million facility is subject to a borrowing formula, effectively providing the Company with $2 million of additional borrowing availability. The Second Amended Agreement also extends the maturity date of the credit facility to April 2, 2019, and reduces the Company’s minimum tangible net worth requirement, but is otherwise substantially similar to the Amended Agreement. At September 30, 2017, the Company was in compliance with this covenant. As of September 30, 2017, outstanding borrowings under the Amended Agreement were $4.95 million.

In connection with the Second Amended Agreement, NIL Funding was issued a three-year warrant to purchase 1.5 million shares of the Company’s common stock at a price of $.40 per share. The fair value of the warrant at the date of issuance was $438,000, which is being amortized over the two-year remaining credit facility term from the date of issuance. At September 30, 2017, there was $339,000 of deferred warrant issuance costs included in other assets in the accompanying balance sheets.

The fair value for the warrants was determined at the date of issuance using a Black-Scholes valuation model and the straight-line attribution approach using the following weighted average assumptions (see Note 1 for further discussion of Black Scholes valuation method):

F-16

2017
Risk-free interest rate	1.4%
Dividend yield	0.0%
Volatility factor	125.6%
Weighted average expected life	3.0 years

Changes in outstanding warrants for the two years ended September 30, 2017 are as follows:

Weighted
Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Base	Term	Intrinsic
	Warrants	Price	(in years)	Value
Outstanding at September 30, 2015	-	-
Warrants exercised	-	-
Warrants forfeited	-	-
Outstanding at September 30, 2016	-	-
Warrants granted	1,500,000	$0.40
Warrants exercised	-	-
Warrants forfeited	-	-
Outstanding at September 30, 2017	1,500,000	$0.40	2.6	$-
Exercisable at September 30, 2017	1,500,000	$0.40	2.6	$-

NOTE 11. Related Party Transactions

The Company has entered into a Credit Agreement with NIL Funding Corporation, which is an affiliate of The InterTech Group. The Chairman of the Company’s Board of Directors, Julian A. Tiedemann, serves as the Executive Vice President and Chief Operating Officer of The InterTech Group (see Note 10. Credit Agreement for further information).

On July 27, 2017, the Company entered into an Investment Agreement with NIL Funding Corporation whereby NIL agreed to purchase up to $3.0 million of shares of the Company’s common stock in connection with a rights offering of common stock to the Company’s shareholders. On November 8, 2017, subsequent to the end of the fiscal year and the closing of the rights offering, the Company sold 7,500,000 shares of common stock to NIL Funding Corporation for an aggregate purchase price of $3.0 million pursuant to the Investment Agreement.

Shezhen Infinova Limited (Infinova), a Chinese corporation which prior to the consummation of the Company’s rights offering beneficially owned in excess of 5% of the outstanding shares of the Company’s common stock, began serving as a contract manufacturer to the Company for certain of its products in fiscal 2016. The Company procured approximately $3.1 million and $2.0 million of products from Infinova in fiscal 2017 and 2016, respectively. Sales of Vicon products to Infinova were $18,000 and $496,000 in 2017 and 2016, respectively. At September 30, 2017, the Company owed $690,000 to Infinova and Infinova owed $14,000 to the Company resulting from purchases and sales of products.

NOTE 12: Recent Accounting Pronouncements

In May 2014, the FASB issued guidance on revenue from contracts with customers. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved, in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. This guidance permits the use of either the retrospective or cumulative effect transition method and is effective for the Company beginning in 2019; early adoption is not permitted prior to 2018. The Company is currently in the initial stages of evaluating the effect of implementing this guidance.

F-17

In February 2016, the FASB issued guidance on lease accounting requiring lessees to recognize a right-of-use asset and a lease liability for long-term leases. The liability will be equal to the present value of lease payments. The standard requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. This guidance must be applied using a modified retrospective transition approach to all annual and interim periods presented and is effective for the Company beginning in fiscal 2019. The Company is currently in the initial stages of evaluating the effect of implementing this guidance. In March 2016, the FASB issued guidance on simplifying several aspects of accounting for share-based payment award transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash lows. This guidance requires a mix of prospective, modified retrospective, and retrospective transition to all annual and interim periods presented and is effective for the Company beginning in fiscal 2018. The Company does not expect the adoption of this guidance to have a material effect on its operating results or financial position.

In January 2017, the FASB issued guidance that clarifies the definition of a business, which will impact many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The new standard is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective for the Company beginning in fiscal 2019 and will be considered for any future acquisitions.

NOTE 13. Going Concern and Liquidity

The accompanying financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future and, thus, do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern. However, the Company’s ability to continue as a going concern is dependent upon generating profitable operations in the future and obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company continues to incur operating losses due to decreased revenue levels and ongoing strategic investments. Since 2012, the Company has made a significant investment in the development of a completely new, and strategically critical, video management system (VMS). The first release of this product offering was launched in January 2017 and is ultimately expected to enhance the Company’s market competitiveness. The funding of this major development effort has contributed to the ongoing operating losses and depletion of cash reserves. In response, the Company phased in material operating expense reductions over the course of the past several years. However, the Company intends to continue funding the development of its new VMS platform and rebuilding its market channels.

At September 30, 2017, the Company had $2.3 million of cash reserves and $1.05 million of maximum borrowings available under its Credit Agreement, which is subject in part to a borrowing-base formula. Cash losses over the past several years have been financed by credit facility borrowings, the sale of the Company’s two principal operating facilities and ongoing management of working capital levels. The Company expects to continue to draw on its credit facility to the extent available to finance its near term working capital needs.

Subsequent to year end, the Company received approximately $3.1 million of net cash proceeds from the sale of its common stock upon the closing of a rights offering, which included $3 million of funding under the related backstop commitment provided by NIL Funding Corporation, the Company’s secured lender. Notwithstanding the cash infusion, the Company may require additional financing over the next twelve months to implement its planned business objectives and strategies. Accordingly, and in light of the Company’s historic and continuing losses, there is substantial doubt about the Company’s ability to continue as a going concern.

NOTE 14. Subsequent Event

On November 7, 2017, the Company completed a rights offering of common stock to its existing shareholders, whereby it raised approximately $282,000 of gross proceeds for the issuance of 704,235 shares of its common stock pursuant to subscription commitments. On November 8, 2017, following the closing of the rights offering, the Company issued 7,500,000 shares of its common stock to NIL Funding Corporation for an aggregate purchase price of $3.0 million, pursuant to an Investment Agreement between the Company and NIL Funding Corporation, dated as of July 27, 2017. The net proceeds from the rights offering and Investment Agreement were used by the Company to pay down interest bearing borrowings under its Credit Agreement.

Following the completion of the rights offering and the related backstop commitment, the Company had a total of 17,552,623 shares of its common stock outstanding. NIL Funding Corporation is a subsidiary of the Article 6 Marital Trust, of which Anita G. Zucker is the trustee.

F-18

VICON INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	12/31/2017	12/31/2016
Net sales	$7,747,136	$6,604,978
Cost of sales	4,787,596	4,032,819
Gross profit	2,959,540	2,572,159

Operating expenses:
Selling, general and administrative expense	2,956,349	2,680,857
Engineering and development expense	1,176,018	1,139,976
	4,132,367	3,820,833

Operating loss	(1,172,827)	(1,248,674)

Other income (expense):
Interest income	340	233
Interest expense	(144,346)	(53,568)

Loss before income taxes	(1,316,833)	(1,302,009)

Income tax expense	-	-

Net loss	$(1,316,833)	$(1,302,009)

Loss per share:
Basic	$(.09)	$(.14)
Diluted	$(.09)	$(.14)

Weighted average shares outstanding:
Basic	14,171,572	9,348,388
Diluted	14,171,572	9,348,388

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-19

VICON INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended
	12/31/2017	12/31/2016
Net loss	$(1,316,833)	$(1,302,009)
Other comprehensive income:
Unrealized loss on securities	(90)	(411)
Foreign currency translation adjustment	9,278	135,238
Other comprehensive income	9,188	134,827
Comprehensive loss	$(1,307,645)	$(1,167,182)

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-20

VICON INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	12/31/2017	9/30/2017
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,293,855	$2,253,952
Marketable securities	13,560	13,555
Accounts receivable, net	5,576,354	4,349,733
Inventories:
Parts, components, and materials	713,612	783,553
Work-in-process	907,394	985,934
Finished products	4,989,575	4,780,514
	6,610,581	6,550,001
Prepaid expenses and other current assets	549,836	782,128
TOTAL CURRENT ASSETS	15,044,186	13,949,369

Property, plant and equipment	6,067,842	6,038,920
Less accumulated depreciation and amortization	(5,701,882)	(5,637,222)
	365,960	401,698
Other assets	1,073,911	1,116,583
TOTAL ASSETS	$16,484,057	$15,467,650

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,690,630	$3,138,057
Accrued compensation and employee benefits	1,774,935	1,629,175
Accrued expenses	1,208,837	1,169,392
Unearned revenue	407,620	500,878
TOTAL CURRENT LIABILITIES	7,082,022	6,437,502

Revolving credit borrowings	3,500,000	4,950,000
Unearned revenue – non-current	171,220	139,601
Other long-term liabilities	1,595,549	1,570,861
TOTAL LIABILITIES	12,348,791	13,097,964

Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common stock, par value $.01 per share authorized - 25,000,000 shares issued - 18,249,062 and 10,044,827 shares, respectively	182,491	100,448
Capital in excess of par value	43,990,652	40,999,470
Accumulated deficit	(36,453,372)	(35,136,539)
Treasury stock at cost, 696,439 shares	(3,437,643)	(3,437,643)
Accumulated other comprehensive loss	(146,862)	(156,050)
TOTAL SHAREHOLDERS’ EQUITY	4,135,266	2,369,686
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,484,057	$15,467,650

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-21

VICON INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	12/31/2017	12/31/2016
Cash flows from operating activities:
Net loss	$(1,316,833)	$(1,302,009)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	56,316	128,695
Amortization of deferred warrant expense	59,416	—
Stock compensation expense	6,911	12,399
Change in assets and liabilities:
Accounts receivable, net	(1,213,497)	1,296,548
Inventories, net	(48,808)	(312,261)
Prepaid expenses and other current assets	234,930	62,766
Other assets	(16,744)	25,526
Accounts payable	542,426	676,549
Accrued compensation and employee benefits	144,809	78,803
Accrued expenses	39,001	(146,777)
Unearned revenue	(61,639)	64,301
Other liabilities	24,071	(6,520)
Net cash provided by (used in) operating activities	(1,549,641)	578,020

Cash flows from investing activities:
Net increase in marketable securities	(95)	(165)
Capital expenditures	(19,513)	(42,605)
Net cash used in investing activities	(19,608)	(42,770)

Cash flows from financing activities:
Revolving credit borrowings	(1,450,000)	-
Net proceeds from rights offering and investment agreement	3,065,941	-
Net cash provided by financing activities	1,615,941	-
Effect of exchange rate changes on cash	(6,789)	279,450

Net increase in cash	39,903	814,700
Cash and cash equivalents at beginning of year	2,253,952	1,954,422
Cash and cash equivalents at end of period	$2,293,855	$2,769,122

See Accompanying Notes to Condensed Consolidated Financial Statements.

F-22

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

December 31, 2017

Note 1: Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ended September 30, 2018. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017.

Note 2: Marketable Securities

Marketable securities consist of mutual fund investments principally in federal, state and local government debt securities of $13,560 as of December 31, 2017. Such mutual fund investments are stated at market value based on quoted market prices (Level 1 inputs) and are classified as available-for-sale under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 320, with unrealized gains and losses reported in accumulated other comprehensive loss as a component of shareholders’ equity. The cost of such securities at December 31, 2017 was $14,209 , with $649 of cumulative unrealized losses reported at December 31, 2017 .

Note 3: Accounts Receivable

Accounts receivable is stated net of an allowance for uncollectible accounts of $953,000 and $946,000 as of December 31, 2017 and September 30, 2017, respectively.

Note 4: Loss per Share

Basic loss per share (EPS) is computed based on the weighted average number of common shares outstanding for the period. Diluted EPS reflects the maximum dilution that would have resulted from incremental common shares issuable upon the exercise of stock options and under deferred compensation agreements.

The following tables provide the components of the basic and diluted EPS computations for the three-month periods ended December 31, 2017 and 2016:

	Three Months Ended December 31,
	2017	2016
Basic EPS Computation
Net loss	$(1,316,833)	$(1,302,009)
Weighted average shares outstanding	14,171,572	9,348,388
Basic loss per share	$(.09)	$(.14)

F-23

	Three Months Ended December 31,
	2017	2016
Diluted EPS Computation
Net loss	$(1,316,833)	$(1,302,009)

Weighted average shares outstanding	14,171,572	9,348,388
Stock options	—	—
Stock compensation arrangements	—	—
Warrants	—	—
Diluted shares outstanding	14,171,572	9,348,388

Diluted loss per share	$(.09)	$(.14)

For the three-month periods ended December 31, 2017 and 2016, all outstanding stock options, warrants and shares issuable under stock compensation arrangements totaling 2,034,506 and 623,587 shares, respectively, have been omitted from the calculation of diluted EPS as their effect would have been antidilutive. The actual effect of these stock options and shares, if any, on the diluted earnings per share calculation will vary significantly depending on fluctuations in the market price of the Company’s stock.

Note 5: Accumulated Other Comprehensive Loss

The Company’s accumulated other comprehensive loss balances at December 31, 2017 and September 30, 2017 consisted of the following:

	December 31, 2017	September 30, 2017
Foreign currency translation adjustment	$(146,213)	$(155,491)
Unrealized loss on marketable securities	(649)	(559)
Accumulated other comprehensive loss	$(146,862)	$(156,050)

Note 6: Stock-Based Compensation

The Company maintains stock option plans that include both incentive and non-qualified options reserved for issuance to key employees, including officers and directors. All options are issued at fair market value at the grant date and are exercisable in varying installments according to the plans. The plans allow for the payment of option exercises through the surrender of previously owned mature shares based on the fair market value of such shares at the date of surrender.

The Company follows ASC 718 (“Share-Based Payment”), which requires that all share based payments to employees, including stock options, be recognized as compensation expense in the consolidated financial statements based on their grant date fair values and over the requisite service period. For the three-month periods ended December 31, 2017 and 2016 , the Company recorded non-cash compensation expense of $6,911 and $12,399 , respectively ( $.00 and $.00 per basic and diluted share, respectively), relating to stock compensation.

Note 7: Recent Accounting Pronouncements

In May 2014, the FASB issued guidance on revenue from contracts with customers. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved, in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. This guidance permits the use of either the retrospective or cumulative effect transition method and is effective for the Company beginning in fiscal 2019; early adoption is not permitted prior to the first quarter of fiscal 2018. The Company is currently in the initial stages of evaluating the effect of implementing this guidance.

F-24

In February 2016, the FASB issued guidance on lease accounting requiring lessees to recognize a right-of-use asset and a lease liability for long-term leases. The liability will be equal to the present value of lease payments. The standard requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. This guidance must be applied using a modified retrospective transition approach to all annual and interim periods presented and is effective for the Company beginning in fiscal 2020. The Company is currently in the initial stages of evaluating the effect of implementing this guidance.

In March 2016, the FASB issued guidance on simplifying several aspects of accounting for share-based payment award transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This guidance requires a mix of prospective, modified retrospective, and retrospective transition to all annual and interim periods presented and was effective for the Company beginning in fiscal 2018. The adoption of this guidance did not have a material effect on the Company’s operating results or financial position.

In January 2017, the FASB issued guidance that clarifies the definition of a business, which will impact many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The new standard is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective for the Company beginning in fiscal 2019 and will be considered for any future acquisitions.

Note 8: Income Taxes

Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets represent items to be used as a tax deduction or credit in future tax returns for which a tax benefit has been recorded in the income statement. The Company has a valuation allowance against its deferred tax assets due to the uncertainty of future realization. The full valuation allowance is determined to be appropriate due to the Company’s operating losses since fiscal year 2010 and the inherent uncertainties of predicting future operating results in periods over which such net tax differences become deductible. At December 31, 2017, the Company had, as adjusted for the Tax Act (see below), approximately

$11.5 million of unrecognized net deferred tax assets available, which includes approximately $7.7 million of tax effected U.S. and foreign net operating loss carryforwards. On August 29, 2014, the Company merged with IQinVision, Inc. In connection with this merger, the Company’s ability to utilize pre-merger net operating losses and tax credit carryforwards in the future is subject to certain limitations pursuant to Section 382 of the Internal Revenue Code. The annual limitation on utilization of the Company’s U.S. net operating loss carryforwards is presently estimated at $500,000. On November 7, 2017 the Company completed a rights offering that could further limit its ability to utilize prior net operating losses and tax credit carryforwards in the future pursuant to Section 382 of the Internal Revenue Code. This will not materially impact the balance sheet or statement of operations as all deferred tax assets have a full valuation allowance.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that affects 2017. The Tax Act also establishes new tax laws that will affect 2018 and after, including a reduction in the U.S. federal corporate income tax rate from 34% to 21%.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. The Company is still evaluating whether certain tax credits will be recoverable but does not believe that it will have a material impact on the Company’s operating results or financial condition.

The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. The Company files U.S. Federal and State income tax returns and foreign tax returns in the United Kingdom, Germany and Israel. The Company is generally no longer subject to tax examinations in such jurisdictions for fiscal years prior to 2014 in the U.S. and 2011 in the U.K., Germany and Israel.

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Note 9: Fair Value

The majority of the Company’s non-financial assets and liabilities are not required to be carried at fair value on a recurring basis, but the Company is required on a non-recurring basis to use fair value measurements when analyzing asset impairment as it relates to long-lived assets. The carrying amounts for trade accounts, other receivables, accounts payable and revolving credit borrowings approximate fair value due to either the short-term maturity of these instruments or the fact that the interest rate of the revolving credit borrowings is based upon current market rates.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Note 10: Product Warranties

The Company provides for the estimated cost of product warranties at the time revenue is recognized. While the Company engages in product quality programs and processes, including monitoring and evaluating the quality of its component suppliers, its warranty obligation is affected by product failure rates, material usage and service delivery costs incurred in correcting a product failure. Should actual product failure rates, material usage or service delivery costs differ from its estimates, revisions to the estimated warranty liability may be required.

Changes in the Company’s warranty liability (included in accrued expenses) for the three-month periods ended December 31, 2017 and 2016 were as follows:

	Three Months Ended December 31,
	2017	2016
Balance at beginning of period	$431,000	$650,000
Provision for warranties	83,000	114,000
Expenses incurred	(83,000)	(114,000)
Balance at end of period	$431,000	$650,000

Note 11: Credit Agreement

On March 4, 2016, the Company entered into a Credit Agreement (the “Agreement”) with NIL Funding Corporation to provide a $3 million revolving line of credit for working capital purposes, which was subsequently amended and restated on two occasions as described below. The Agreement provides for a borrowing formula based upon eligible accounts receivable and is secured by a first priority security interest in substantially all of the Company’s assets. Borrowings under the Agreement bore interest at a rate of 6.75% per annum. The Agreement also provides for an unused commitment fee equal to .5% per annum. The Agreement includes provisions that are customarily found in similar financing agreements. NIL Funding Corporation is an affiliate of The InterTech Group, whose Executive Vice President and Chief Operating Officer, Julian A. Tiedemann, serves as the Chairman of the Company’s Board of Directors.

On August 18, 2016, the Company entered into an Amended and Restated Credit Agreement (the “Amended Agreement”) with NIL Funding Corporation which increased the $3 million revolving line of credit to $6 million. Under the Amended Agreement, the facility was to mature on October 2, 2018 and consisted of two credit lines of $4 million and $2 million which bore interest at rates of 6.95% per annum and 8.25% per annum, respectively. The $4 million line of credit was subject to a borrowing formula based upon eligible accounts receivable. The Amended Agreement also provided for an initial commitment fee of $60,000, which was paid at closing, as well as an unused commitment fee equal to .5% per annum. The Amended Agreement includes a financial covenant that requires the Company to maintain a specified minimum tangible net worth, as defined, and is otherwise substantially similar to the original Agreement with NIL Funding Corporation.

On April 20, 2017, the Company entered into a Second Amended and Restated Credit Agreement (the “Second Amended Agreement”) with NIL Funding Corporation, under which only $2 million of the $6 million facility is subject to a borrowing formula, effectively providing the Company with $2 million of additional borrowing availability. The Second Amended Agreement also extends the maturity date of the credit facility to April 2, 2019, and reduces the Company’s minimum tangible net worth requirement, but is otherwise substantially similar to the Amended Agreement. At December 31, 2017, the Company was in compliance with this covenant. As of December 31, 2017, outstanding borrowings under the Amended Agreement were $3.5 million.

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In connection with the Second Amended Agreement, NIL Funding was issued a three-year warrant to purchase 1.5 million shares of the Company’s common stock at a price of $.40 per share. The fair value of the warrant at the date of issuance was $438,000, which is being amortized over the two-year remaining credit facility term from the date of issuance. At December 31, 2017 and September 30, 2017, there was $279,000 and $339,000, respectively, of deferred warrant issuance costs included in other assets in the accompanying balance sheets.

Note 12: Going Concern and Liquidity

The accompanying financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future and, thus, do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern. However, the Company’s ability to continue as a going concern is dependent upon generating profitable operations in the future and obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company continues to incur operating losses due to depressed revenue levels and ongoing strategic investments. Since 2012, the Company has made a significant investment in the development of a completely new, and strategically critical, video management system (VMS). The initial release of this product offering was launched in January 2017 and was followed up by system enhancements released in July 2017. The funding of this major development effort has contributed to the ongoing operating losses and depletion of cash reserves. Although the Company phased in material operating expense reductions over the course of the past several years, it intends to continue funding further development of its new VMS platform and will incur increasing sales and marketing costs to rebuild lost market channels and promote its new core product offering.

At December 31, 2017, the Company had $2.3 million of cash reserves and $2.5 million of maximum borrowings available under its Credit Agreement, which is subject in part to a borrowing-base formula. Cash losses over the past several years have been financed by credit facility borrowings, the sale of the Company’s two principal operating facilities, ongoing management of working capital levels and, more recently, the Company’s rights offering and related backstop funding discussed in Note 13 below. The Company expects to continue to draw on its credit facility to the extent available to finance its near term working capital needs.

Notwithstanding the recent cash infusion, the Company will likely require additional financing over the next twelve months to implement its planned business objectives and strategies. Accordingly, and in light of the Company’s historic and continuing losses, there is substantial doubt about the Company’s ability to continue as a going concern.

Note 13: Rights Offering and Investment Agreement

On November 7, 2017, the Company completed a rights offering of common stock to its existing shareholders, whereby it raised approximately $282,000 of gross proceeds for the issuance of 704,235 shares of its common stock pursuant to subscription commitments. On November 8, 2017, following the closing of the rights offering, the Company issued 7,500,000 shares of its common stock to NIL Funding Corporation, the Company’s secured lender, for an aggregate purchase price of $3.0 million pursuant to an Investment Agreement between the Company and NIL Funding Corporation dated as of July 27, 2017. The net proceeds from the rights offering and Investment Agreement were used by the Company to pay down interest bearing borrowings under its Credit Agreement.

Following the completion of the rights offering and the related backstop funding provided by NIL Funding Corporation, the Company had a total of 17,552,623 shares of its common stock outstanding. NIL Funding Corporation is a subsidiary of the Article 6 Marital Trust, of which Anita G. Zucker is the trustee.

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